Exhibit 99.2

Magenta Therapeutics Appoints Jason Ryan as Chief Operating and Financial Officer

Cambridge, MA – November 19th, 2018 – Magenta Therapeutics (NASDAQ: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of bone marrow transplant to more patients, today announced that it has strengthened its executive team with the appointment of Jason Ryan as Chief Operating and Financial Officer, effective January 1, 2019.

“We are delighted to welcome Jason to Magenta at such an important time for the Company,” said Jason Gardner, D.Phil., chief executive officer and president, Magenta Therapeutics. “As we grow as a public company and advance our portfolio, Jason’s depth of experience in capital creation and allocation, operations and finance, and commercial planning will nicely complement the skills of our existing team and position us well to bring our first-in-class therapies to patients as efficiently and effectively as possible. I am looking forward to working closely with Jason in this high-impact role for our business.”

Mr. Ryan joins Magenta from Foundation Medicine, where he served as chief financial officer. During his tenure at Foundation, Mr. Ryan helped lead the company from early stage proof of concept to a global commercial organization. He was responsible for long-range planning and capital formation, and he played a key role in the company’s relationship with, and sale to, Roche in July 2018. He also worked closely with the company’s commercial leadership through several product launches and was deeply involved in Medicare and commercial payer reimbursement strategy and execution. Prior to that, Mr. Ryan held management positions for Taligen Therapeutics, Codon Devices and Genomics Collaborative, and began his career at Deloitte & Touche. Mr. Ryan holds a B.S. in economics from Bates College and an M.B.A. from Babson College.

About Magenta Therapeutics

Headquartered in Cambridge, Mass., Magenta Therapeutics is a clinical-stage biotechnology company developing novel medicines for patients with autoimmune diseases, blood cancers and genetic diseases. By creating a platform focused on critical areas of unmet need, Magenta Therapeutics is pioneering an integrated approach to allow more patients to receive one-time, curative therapies by making the process more effective, safer and easier.

Forward-Looking Statement

This press release may contain forward-looking statements, including express or implied statements regarding Magenta’s future expectations, plans and prospects, including projections regarding future revenues and financing performance, our long-term growth, the anticipated timing of our clinical trials and regulatory filings, the development of our product candidates and advancement of our preclinical programs, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” might,” “plan,” “potential,” “project,” “should,” target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Magenta’s programs and operations are described in additional detail in its registration statement on Form S-1, its Quarterly Report on Form 10-Q and its other filings made with the Securities and Exchange Commission from time to time. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations

617-510-9193

mpai@magentatx.com